UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2011
SAGA COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-11588 (Commission File Number)	38-3042953 (IRS Employer Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI (Address of Principal Executive Offices)	48236 (Zip Code)
Registrant’s telephone number, including area code: (313) 886-7070
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 13, 2011 (the “Original Form 8-K”) relating to the Saga Communications, Inc. (“Saga”) Annual Meeting of Stockholders held on May 9, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the determination of Saga’s Board of Directors regarding how frequently Saga will conduct future advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     (d) As previously reported in the Original Form 8-K, at the Annual Meeting an advisory vote was conducted on the frequency of future advisory votes on executive compensation. A majority of the shares were voted for holding such advisory votes every three years. Saga’s Board of Directors has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by Saga’s Board of Directors in the proxy statement for the Annual Meeting, that Saga will hold an advisory vote on executive compensation every three years.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2011	SAGA COMMUNICATIONS, INC.
	By:	/s/ Samuel D. Bush
Samuel D. Bush
	Its:	Senior Vice President, CFO and Treasurer